Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-270576 and 333-259000) pertaining to the Cano Health, Inc. 2021 Employee Stock Purchase Plan of our report dated April 17, 2023, with respect to the financial statements of the Cano Health, Inc. 2021 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young, LLP

Miami, Florida
April 17, 2023